Exhibit 32.2
CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15D-14(B) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED, AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Volcano Corporation (the “Company”) on Form 10-Q for the three months ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, John T. Dahldorf, Chief Financial Officer of the Company, certify, in compliance with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer (principal financial officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Volcano Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.